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                                                     EXHIBIT 10(a)
SUTHERLAND
 ASBILL &                               1275 Pennsylvania Avenue, N.W.
BRENNAN LLP                             Washington, D.C. 20004-2415
Attorneys at Law                        Tel: (202) 383-0100
                                        Fax: (202) 637-3593
                                        www.sablaw.com

                               December 14, 2000


VIA EDGAR
---------

Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 for the Separate Account B (File Nos. 333-66757, 811-5626). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP

                                   By: /s/ Stephen E. Roth
                                       -------------------
                                       Stephen E. Roth

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